                                                                 EXHIBIT 4.30(b)

                                                                  EXECUTION COPY

                SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     AMENDMENT (this "Amendment") dated as of March __, 2001 is by and between Verizon Communications Inc., a Delaware corporation formerly known as Bell Atlantic Corporation ("Verizon"), and NTL Incorporated, a Delaware corporation (the "Company"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Registration Rights Agreement referred to below.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Verizon and the Company are Parties to a Registration Rights Agreement dated as of February 2, 2000, as amended as of November 30, 2000, (the "Registration Rights Agreement");

     WHEREAS, the Parties to the Registration Rights Agreement desire to amend the Registration Rights Agreement to modify certain provisions;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Verizon and the Company hereby agree as follows:

1. Section 2.1(b) of the Registration Rights Agreement is hereby amended to delete "April 1, 2001" in the second sentence thereof and insert "May 1, 2001" in its place.

2. As amended hereby, the Registration Rights Agreement is hereby ratified and confirmed to be in full force and effect.

3. This Amendment shall be governed, construed and enforced in accordance with the laws of New York applicable to contracts made and to be performed therein.


4. This Amendment may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                           [Signature Page to Follow]

 IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed as of the date first set forth above.


                                            Verizon Communications Inc.


                                            By:______________________________
                                                Name:
                                               Title:






                                            NTL Incorporated

                                            By:______________________________
                                                Name:
                                               Title: